CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280255 on Form S-6 of our report dated July 17, 2024, relating to the financial statement of FT 11560, comprising Ameriprise Moderate Dividend & Growth (MDG) Portfolio, July 2024 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 17, 2024